EXHIBIT 99.1

NEWS RELEASE
SanDisk Corporation
951 SanDisk Drive
Milpitas, CA 95035-7932
Phone: 408-801-1000

SanDisk Announces Fourth Quarter and Fiscal 2014 Results

MILPITAS, Calif., Jan 21, 2015 - SanDisk Corporation (NASDAQ: SNDK), a global leader in flash storage solutions, today announced results for the fourth quarter and fiscal year ended December 28, 2014. Fourth quarter revenue of $1.74 billion was slightly higher on a year-over-year basis and decreased 1 percent sequentially. Total revenue for fiscal 2014 was a record $6.63 billion, a 7 percent increase from $6.17 billion in fiscal 2013.

On a GAAP(1) basis, fourth quarter net income was $202 million, or $0.86 per share, compared to net income of $338 million, or $1.45 per share, in the fourth quarter of fiscal 2013 and $263 million, or $1.09 per share, in the third quarter of fiscal 2014. Net income for fiscal 2014 was $1.01 billion, or $4.23 per share, compared to $1.04 billion, or $4.34 per share, in fiscal 2013.

On a non-GAAP(2)(3) basis, fourth quarter net income was $294 million, or $1.30 per share, compared to net income of $390 million, or $1.71 per share, in the fourth quarter of fiscal 2013 and net income of $336 million, or $1.45 per share, in the third quarter of fiscal 2014. Net income for fiscal 2014 was $1.29 billion, or $5.60 per share, compared to $1.27 billion, or $5.31 per share, in fiscal 2013. For a reconciliation of non-GAAP to GAAP results, see accompanying financial tables and footnotes.

“We delivered record revenue in 2014 with continued progress in shifting our portfolio towards high value solutions,” said Sanjay Mehrotra, president and chief executive officer of SanDisk. “Our SSD solutions reached 29 percent of revenue in 2014, with strong growth from both client and enterprise SSDs. We are disappointed with our fourth quarter results, which were impacted primarily by supply constraints. We believe that NAND flash industry fundamentals are healthy, and we expect our financial results to improve as we move through 2015.”

FOURTH QUARTER KEY FINANCIAL METRICS

Metrics	GAAP (1)			Non-GAAP (2)
(in millions, except percentages and per share amounts)	Q4’14	Q4’13	Q3’14	Q4’14	Q4’13	Q3’14
Revenue	$1,735	$1,728	$1,746	$1,735	$1,728	$1,746
Gross profit	$740	$857	$817	$780	$880	$855
percent of revenue	43%	50%	47%	45%	51%	49%
Operating income	$328	$507	$388	$419	$556	$481
percent of revenue	19%	29%	22%	24%	32%	28%
EPS (3)	$0.86	$1.45	$1.09	$1.30	$1.71	$1.45

FISCAL 2014 KEY FINANCIAL METRICS

Metrics	GAAP (1)		Non-GAAP (2)
(in millions, except percentages and per share amounts)	FY’14	FY’13	FY’14	FY’13
Revenue	$6,628	$6,170	$6,628	$6,170
Gross profit	$3,068	$2,867	$3,191	$2,927
percent of revenue	46%	46%	48%	47%
Operating income	$1,558	$1,562	$1,848	$1,806
percent of revenue	24%	25%	28%	29%
EPS (3)	$4.23	$4.34	$5.60	$5.31

OTHER HIGHLIGHTS

•
SanDisk announced today that its Board of Directors has authorized a $2.5 billion increase in the company’s existing share repurchase program. With the additional authorization, the company has approximately $3.0 billion remaining available for stock repurchases under the program.

•	SanDisk announced today a first quarter 2015 dividend of $0.30 per share of common stock, payable on March 23, 2015 to shareholders of record as of the close of business on March 2, 2015.

•	SanDisk celebrated the receipt of its 5,000th patent and was named a Thomson Reuters 2014 Top 100 Global Innovator for the fourth consecutive year.

•
SanDisk introduced the iXpand™ Flash Drive, the company’s first USB Flash Drive designed specifically for iPhone and iPad, allowing quick photo and video transfers from an iPhone or iPad to a Mac or PC.

CONFERENCE CALL
SanDisk’s fourth quarter of fiscal 2014 conference call is scheduled for 2:00 P.M., Pacific Standard Time, Wednesday, January 21, 2015. The conference call will be webcast and can be accessed live, and throughout the quarter, at SanDisk’s website at www.sandisk.com/IR. To participate in the call via telephone, the dial-in number is 785-830-7989 and the password is 9225981. Participants are encouraged to dial in at least 10 minutes before the call commences. A copy of this press release will be furnished to the Securities and Exchange Commission on a current report on Form 8-K and will be posted to SanDisk’s website prior to the conference call.

ABOUT SANDISK
SanDisk Corporation (NASDAQ: SNDK), a Fortune 500 and S&P 500 company, is a global leader in flash storage solutions. For more than 25 years, SanDisk has expanded the possibilities of storage, providing trusted and innovative products that have transformed the electronics industry. Today, SanDisk’s quality, state-of-the-art solutions are at the heart of many of the world’s largest data centers, and embedded in advanced smartphones, tablets and PCs. SanDisk’s consumer products are available at hundreds of thousands of retail stores worldwide. For more information, visit www.sandisk.com.

© 2015 SanDisk Corporation. All rights reserved. SanDisk is a trademark of SanDisk Corporation, registered in the United States and other countries. iXpand is a trademark of SanDisk Corporation. iPhone, iPad and Mac are trademarks of Apple Inc., registered in the US and other countries.

This news release contains certain forward-looking statements, including those regarding our business prospects, continued favorable portfolio mix shift, market growth, industry supply-demand environment, product introductions, our intended financial plans and our performance for 2015, that are based on our current expectations and involve numerous risks and uncertainties that may cause these forward-looking statements to be inaccurate.

Risks that may cause these forward-looking statements to be inaccurate include, among others:

•	competitive pricing pressures or product mix changes, resulting in lower average selling prices, lower revenues and reduced gross margins;

•
insufficient or mismatched captive memory output, capacity, or inventory, resulting in lost revenue and growth opportunities, or excess or mismatched captive memory output or capacity, resulting in lower average selling prices, financial charges and impairments, lower gross margin or other consequences;

•	weakness in demand in one or more of our product categories, such as embedded products or SSDs, or adverse changes in our product or customer mix;

•
potential delays in product development or lack of customer acceptance and qualification of our solutions, including on new technology nodes, particularly OEM products such as our embedded flash storage and SSD solutions;

•
inability to develop, or unexpected difficulties or delays in developing or ramping with acceptable yields, new technologies or the failure of new technologies to effectively compete with those of our competitors;

•	our 1Z-nanometer process technology, our X3 NAND memory architecture, our 3D NAND technology or our solutions utilizing these new technologies may not be available when we expect;

•	delays in the successful integration of Fusion-io or our inability to achieve the expected benefits from the acquisition in a timely manner, or at all; and

•
the other risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in our Securities and Exchange Commission filings and reports, including, but not limited to, our Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 2014.

(1)	GAAP represents U.S. Generally Accepted Accounting Principles.

(2)
Non-GAAP represents GAAP excluding the impact of share-based compensation, amortization of acquisition-related intangible assets, inventory step-up expense, non-cash economic interest expense associated with our convertible debt, non-cash change in fair value of the liability component of the convertible debt due to the conversion of a portion of the 1.5% Convertible Senior Notes due 2017 and related tax adjustments.

(3)
Non-GAAP shares include the impact of offsetting shares from the call options related to the 1.5% Convertible Senior Notes due 2017 and 0.5% Convertible Senior Notes due 2020, and the impact of share-based compensation.

Investor Contacts:
Jay Iyer
408-801-2067
jay.iyer@sandisk.com

Brendan Lahiff
408-801-1732
brendan.lahiff@sandisk.com

or

Media Contact:
Michael Diamond
408-801-1108
michael.diamond@sandisk.com

# # # # #

SanDisk Corporation
Preliminary Condensed Consolidated Statements of Operations
(in thousands, except per share amounts, unaudited)

	Three months ended		Twelve months ended
	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013
Revenue	$1,735,254	$1,727,858	$6,627,701	$6,170,003

Cost of revenue	962,445	851,087	3,458,954	3,252,988
Amortization of acquisition-related intangible assets	33,039	19,616	100,899	49,532
Total cost of revenue	995,484	870,703	3,559,853	3,302,520
Gross profit	739,770	857,155	3,067,848	2,867,483
Operating expenses:
Research and development	226,142	215,281	852,310	742,268
Sales and marketing	111,526	81,347	383,288	276,312
General and administrative	52,104	51,158	214,902	192,310
Amortization of acquisition-related intangible assets	13,681	1,956	26,423	11,155
Impairment of acquisition-related intangible assets	—	—	—	83,228
Restructuring and other	8,007	—	32,991	—
Total operating expenses	411,460	349,742	1,509,914	1,305,273
Operating income	328,310	507,413	1,557,934	1,562,210
Other income (expense), net	(24,815)	(12,171)	(68,904)	(46,061)
Income before income taxes	303,495	495,242	1,489,030	1,516,149
Provision for income taxes	101,604	157,462	481,584	473,492
Net income	$201,891	$337,780	$1,007,446	$1,042,657
Net income per share:
Basic	$0.93	$1.50	$4.52	$4.44
Diluted	$0.86	$1.45	$4.23	$4.34
Shares used in computing net income per share:
Basic	217,264	225,252	222,714	234,886
Diluted	234,794	232,812	238,209	240,236

SanDisk Corporation
Reconciliation of Preliminary GAAP to Non-GAAP Operating Results (1)
(in thousands, except per share data, unaudited)

	Three months ended		Twelve months ended
	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013
SUMMARY RECONCILIATION OF NET INCOME:

GAAP NET INCOME	$201,891	$337,780	$1,007,446	$1,042,657
Share-based compensation (a)	40,639	27,431	155,313	99,756
Amortization of acquisition-related intangible assets (b)	46,720	21,572	127,322	60,687
Inventory step-up expense (c)	2,931	—	7,834	—
Impairment of acquisition-related intangible assets (d)	—	—	—	83,228
Convertible debt interest (e)	22,152	17,402	85,734	67,604
Income tax adjustments (f)	(20,388)	(13,840)	(95,474)	(86,971)
NON-GAAP NET INCOME	$293,945	$390,345	$1,288,175	$1,266,961

GAAP COST OF REVENUE	$995,484	$870,703	$3,559,853	$3,302,520
Share-based compensation (a)	(4,601)	(2,940)	(14,719)	(9,820)
Amortization of acquisition-related intangible assets (b)	(33,039)	(19,616)	(100,899)	(49,532)
Inventory step-up expense (c)	(2,931)	—	(7,834)	—
NON-GAAP COST OF REVENUE	$954,913	$848,147	$3,436,401	$3,243,168

GAAP GROSS PROFIT	$739,770	$857,155	$3,067,848	$2,867,483
Share-based compensation (a)	4,601	2,940	14,719	9,820
Amortization of acquisition-related intangible assets (b)	33,039	19,616	100,899	49,532
Inventory step-up expense (c)	2,931	—	7,834	—
NON-GAAP GROSS PROFIT	$780,341	$879,711	$3,191,300	$2,926,835

GAAP RESEARCH AND DEVELOPMENT EXPENSES	$226,142	$215,281	$852,310	$742,268
Share-based compensation (a)	(20,198)	(14,035)	(74,842)	(51,521)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$205,944	$201,246	$777,468	$690,747

GAAP SALES AND MARKETING EXPENSES	$111,526	$81,347	$383,288	$276,312
Share-based compensation (a)	(8,953)	(5,380)	(36,214)	(19,193)
NON-GAAP SALES AND MARKETING EXPENSES	$102,573	$75,967	$347,074	$257,119

GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$52,104	$51,158	$214,902	$192,310
Share-based compensation (a)	(6,887)	(5,076)	(29,538)	(19,222)
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$45,217	$46,082	$185,364	$173,088

GAAP TOTAL OPERATING EXPENSES	$411,460	$349,742	$1,509,914	$1,305,273
Share-based compensation (a)	(36,038)	(24,491)	(140,594)	(89,936)
Amortization of acquisition-related intangible assets (b)	(13,681)	(1,956)	(26,423)	(11,155)
Impairment of acquisition-related intangible assets (d)	—	—	—	(83,228)
NON-GAAP TOTAL OPERATING EXPENSES	$361,741	$323,295	$1,342,897	$1,120,954

GAAP OPERATING INCOME	$328,310	$507,413	$1,557,934	$1,562,210
Cost of revenue adjustments (a) (b) (c)	40,571	22,556	123,452	59,352
Operating expense adjustments (a) (b) (d)	49,719	26,447	167,017	184,319
NON-GAAP OPERATING INCOME	$418,600	$556,416	$1,848,403	$1,805,881

GAAP OTHER INCOME (EXPENSE), NET	$(24,815)	$(12,171)	$(68,904)	$(46,061)
Convertible debt interest (e)	22,152	17,402	85,734	67,604
NON-GAAP OTHER INCOME (EXPENSE), NET	$(2,663)	$5,231	$16,830	$21,543

GAAP NET INCOME	$201,891	$337,780	$1,007,446	$1,042,657
Cost of revenue adjustments (a) (b) (c)	40,571	22,556	123,452	59,352
Operating expense adjustments (a) (b) (d)	49,719	26,447	167,017	184,319
Other income (expense) adjustments (e)	22,152	17,402	85,734	67,604
Income tax adjustments (f)	(20,388)	(13,840)	(95,474)	(86,971)
NON-GAAP NET INCOME	$293,945	$390,345	$1,288,175	$1,266,961

Diluted net income per share:
GAAP	$0.86	$1.45	$4.23	$4.34
Non-GAAP	$1.30	$1.71	$5.60	$5.31

Shares used in computing diluted net income per share:
GAAP	234,794	232,812	238,209	240,236
Non-GAAP (g)	225,482	228,829	230,194	238,419

SanDisk Corporation
Reconciliation of Preliminary GAAP to Non-GAAP Operating Results (1)
(in thousands, unaudited)

	Three months ended		Twelve months ended
	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013
SUMMARY RECONCILIATION OF DILUTED SHARES:

GAAP	234,794	232,812	238,209	240,236
Adjustments for share-based compensation	260	358	246	271
Offsetting shares from call options	(9,572)	(4,341)	(8,261)	(2,088)
Non-GAAP (g)	225,482	228,829	230,194	238,419

(1)
To supplement our condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use non-GAAP measures of operating results, net income and net income per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. Specifically, we believe the non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses, gains and losses that we believe are not indicative of our core operating results and because they are consistent with the financial models and estimates published by many analysts who follow us. For example, because the non-GAAP results exclude the expenses we recorded for share-based compensation, amortization of acquisition-related intangible assets related to acquisitions of Pliant Technology, Inc. in May 2011, FlashSoft Corporation in February 2012, Schooner Information Technology, Inc. in June 2012, SMART Storage Systems in August 2013 and Fusion-io, Inc. in July 2014, inventory step-up expense, non-cash economic interest expense associated with the convertible debt, non-cash change in fair value of the liability component of the convertible debt due to the conversion of a portion of the 1.5% Convertible Senior Notes due 2017 and related tax adjustments, we believe the inclusion of non-GAAP financial measures provides consistency in our financial reporting. In addition, our non-GAAP diluted shares include the impact of the call options which, when exercised, will offset the issuance of dilutive shares from the 1.5% Convertible Senior Notes due 2017 and 0.5% Convertible Senior Notes due 2020, while the GAAP diluted shares exclude the anti-dilutive impact of these call options. These non-GAAP results are some of the primary indicators management uses for assessing our performance, allocating resources, and planning and forecasting future periods. Further, management uses non-GAAP information that excludes certain non-cash charges, such as share-based compensation, amortization of acquisition-related intangible assets, inventory step-up expense, non-cash economic interest expense associated with the convertible debt, non-cash change in fair value of the liability component of the convertible debt due to the conversion of a portion of the 1.5% Convertible Senior Notes due 2017 and related tax adjustments, as these non-GAAP charges do not reflect the cash operating results of the business or the ongoing results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. These non-GAAP measures may be different than the non-GAAP measures used by other companies.

(a)	Share-based compensation expense.

(b)
Amortization of acquisition-related intangible assets, primarily developed technology, customer relationships, and trademarks and trade names related to the acquisitions of Pliant Technology, Inc., FlashSoft Corporation, Schooner Information Technology, Inc., SMART Storage Systems and Fusion-io, Inc.

(c)	Inventory step-up expense related to the acquisition of Fusion-io, Inc.

(d)	Impairment of acquisition-related intangible assets and in-process research and development related to the acquisitions of Schooner Information Technology, Inc. and Pliant Technology, Inc.

(e)
Incremental interest expense related to the non-cash economic interest expense associated with the 1% Convertible Senior Notes due 2013, 1.5% Convertible Senior Notes due 2017 and 0.5% Convertible Senior Notes due 2020, and the non-cash change in fair value of the liability component of the convertible debt due to the conversion of a portion of the 1.5% Convertible Senior Notes due 2017.

(f)
Income taxes associated with certain non-GAAP to GAAP adjustments and the effects of one-time income tax adjustments recorded in a specific quarter for GAAP purposes are reflected on a forecast basis in our non-GAAP tax rate but not in our forecasted GAAP tax rate.

(g)
Non-GAAP diluted shares include the impact of offsetting shares from the call options related to the 1.5% Convertible Senior Notes due 2017 and 0.5% Convertible Senior Notes due 2020, and the impact of share-based compensation.

SanDisk Corporation
Preliminary Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	December 28, 2014	December 29, 2013
ASSETS
Current assets:
Cash and cash equivalents	$809,003	$986,246
Short-term marketable securities	1,455,509	1,919,611
Accounts receivable, net	842,476	682,809
Inventory	698,011	756,975
Deferred taxes	180,134	138,192
Other current assets	214,992	166,885
Total current assets	4,200,125	4,650,718
Long-term marketable securities	2,758,475	3,179,471
Property and equipment, net	724,357	655,794
Notes receivable and investments in Flash Ventures	962,817	1,134,620
Deferred taxes	161,827	134,669
Goodwill	831,328	318,111
Intangible assets, net	542,351	247,904
Other non-current assets	108,677	167,430
Total assets	$10,289,957	$10,488,717

LIABILITIES, CONVERTIBLE SHORT-TERM DEBT CONVERSION OBLIGATION AND EQUITY
Current liabilities:
Accounts payable trade	$404,237	$282,582
Accounts payable to related parties	136,051	146,964
Convertible short-term debt (1)	869,645	—
Other current accrued liabilities	506,293	509,732
Deferred income on shipments to distributors and retailers and deferred revenue	274,657	291,302
Total current liabilities	2,190,883	1,230,580
Convertible long-term debt	1,199,696	1,985,363
Non-current liabilities	245,554	307,083
Total liabilities	3,636,133	3,523,026

Convertible short-term debt conversion obligation (1)	127,143	—

Stockholders’ equity:
Common stock	5,236,982	5,040,242
Retained earnings	1,499,149	2,004,089
Accumulated other comprehensive loss	(208,072)	(76,459)
Total stockholders’ equity	6,528,059	6,967,872
Non-controlling interests	(1,378)	(2,181)
Total equity	6,526,681	6,965,691
Total liabilities, convertible short-term debt conversion obligation and equity	$10,289,957	$10,488,717

(1)
The 1.5% Convertible Senior Notes due 2017 are convertible through March 31, 2015 as a result of the Company’s common stock price exceeding the trigger price set forth in the indenture. Accordingly, the carrying value of the notes is reported as short-term debt as of December 28, 2014 and will remain so while the notes are convertible. The Convertible short-term debt conversion obligation represents the difference between the carrying value of the convertible debt and the principal amount due in cash upon conversion.

SanDisk Corporation
Preliminary Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three months ended		Twelve months ended
	December 28, 2014	December 29, 2013	December 28, 2014	December 29, 2013
Cash flows from operating activities:
Net income	$201,891	$337,780	$1,007,446	$1,042,657
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred taxes	(14,699)	(52,727)	(7,915)	527
Depreciation	66,620	60,472	254,271	226,334
Amortization	93,244	65,775	324,231	237,731
Provision for doubtful accounts	180	1,669	857	2,167
Share‑based compensation expense	40,639	27,431	155,313	99,756
Excess tax benefit from share-based plans	(6,143)	(7,299)	(44,919)	(27,198)
Impairment and other	6,270	(697)	6,790	75,561
Other non-operating	293	(1,566)	636	(792)
Changes in operating assets and liabilities:
Accounts receivable, net	27,391	624	(118,606)	(51,125)
Inventory	83,886	19,214	136,442	23,310
Other assets	27,357	170,806	37,738	147,713
Accounts payable trade	(24,738)	(65,817)	37,380	16,377
Accounts payable to related parties	1,234	(16,867)	(10,913)	(67,842)
Other liabilities	(15,612)	78,017	(80,303)	138,496
Total adjustments	285,922	279,035	691,002	821,015
Net cash provided by operating activities	487,813	616,815	1,698,448	1,863,672
Cash flows from investing activities:
Purchases of short and long-term marketable securities	(730,244)	(2,421,041)	(4,106,494)	(4,925,520)
Proceeds from sales of short and long-term marketable securities	493,294	576,178	4,114,712	3,701,528
Proceeds from maturities of short and long-term marketable securities	208,992	117,300	772,882	751,900
Acquisition of property and equipment, net	(67,145)	(42,700)	(232,786)	(213,415)
Investment in Flash Ventures	—	(12,342)	(24,296)	(12,342)
Notes receivable issuances to Flash Ventures	(49,789)	(37,099)	(181,481)	(37,099)
Notes receivable proceeds from Flash Ventures	104,654	51,377	231,409	124,765
Purchased technology and other assets	(20,248)	884	(24,837)	(8,377)
Acquisitions, net of cash acquired	—	—	(1,063,798)	(304,320)
Net cash used in investing activities	(60,486)	(1,767,443)	(514,689)	(922,880)
Cash flows from financing activities:
Proceeds from issuance of convertible senior notes, net of issuance costs	—	1,483,125	—	1,483,125
Purchase of convertible bond hedge	—	(331,650)	—	(331,650)
Proceeds from sale of warrants	—	217,800	—	217,800
Repayment of debt financing	(3,212)	—	(3,212)	(928,061)
Distribution to non-controlling interests	—	—	—	(87)
Proceeds from employee stock programs	22,442	59,992	181,486	266,044
Excess tax benefit from share-based plans	6,143	7,299	44,919	27,198
Dividends paid	(65,122)	(50,553)	(234,565)	(101,191)
Share repurchases (1)	(503,406)	(150,000)	(1,341,476)	(1,589,539)
Net cash provided by (used in) financing activities	(543,155)	1,236,013	(1,352,848)	(956,361)
Effect of changes in foreign currency exchange rates on cash	(6,004)	(1,904)	(8,154)	6,345
Net increase (decrease) in cash and cash equivalents	(121,832)	83,481	(177,243)	(9,224)
Cash and cash equivalents at beginning of period	930,835	902,765	986,246	995,470
Cash and cash equivalents at end of period	$809,003	$986,246	$809,003	$986,246

(1)	Share repurchases include cash used to repurchase common stock and cash used to settle employee tax withholding obligations due upon the vesting of restricted stock units.